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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference of our report dated April 6, 1998 in the Prospectus constituting part of this Registration Statement on Form S-2, which appears on page F-2 of the Annual Report on Form 10-KSB of Linkon Corporation for the fiscal year ended January 31, 1998, as amended, and to the reference to our Firm under the caption "Experts" in such Prospectus.


/s/ Radin Glass & Co., LLP

Radin Glass & Co., LLP
Certified Public Accountants

New York, New York
August 12, 1998